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                                                                      EXHIBIT 21

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SUBSIDIARY                                                  STATE/JURISDICTION OF
                                                            INCORPORATION


Comunicacion y Telefonia Rural S.A.                         Chile
Servicios Rurales Telecomunicaciones S.A.                   Chile
SR (BV) Holdings Limited                                    British Virgin Islands
CTR Holdings Limited                                        British Virgin Islands
SRT de Mexico, S.A. de C.V.                                 Mexico
SRT do Brasil Ltda.                                         Brazil
SR Telecom Pty Ltd. (Australia)                             Australia
Pacifican                                                   Canada
SR Telecom UK                                               United Kingdom
SR Telecom S.A.S. (France)                                  France
SR Telecom (Shanghai) Co. Ltd.                              China
SRT Subic (Clark) (Philippines)                             The Philippines
TDMA Services Co. Ltd. (Thailand)                           Thailand
SR Telecom Subic Inc. (Philippines)                         The Philippines
SRT Philippines Inc. (Philippines)                          The Philippines
SRC South Africa PTY Ltd. (South Africa)                    South Africa
SRT Telecommunications                                      Delaware
SR Telecom Corp.                                            Delaware
Telecommunicaciones Montreal, S.A. de C.V. (Mexico)         Mexico

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